                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549
                             ---------------------

                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                           BRADLEY REAL ESTATE, INC.
                           -------------------------
             (Exact name of registrant as specified in its charter)


                MARYLAND                                 04-6034603
---------------------------------------     -----------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)



40 SKOKIE BOULEVARD, SUITE 600, NORTHBROOK, IL            60062-1626
----------------------------------------------     -------------------------
  (Address of principal executive offices)                (Zip Code)



Securities Act registration statement file number to which
this form relates:    333-57123
                      ---------


Securities to be registered pursuant to Section 12(b) of the Act:


                                              Name of Each Exchange on
Title of Each Class to be so Registered  Which Each Class is to be Registered
---------------------------------------  ------------------------------------

8.4% Series A Convertible                      New York Stock Exchange
Preferred Stock, par value
$.01 per share

Securities to be registered pursuant to Section 12(g) of the Act:


                                NOT APPLICABLE
                               ----------------
                               (Title of Class)
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                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered
         -------------------------------------------------------

     A description of the 8.4% Series A Convertible Preferred Stock, par value $.01 per share, of the Registrant is set forth in the Proxy Statement/Prospectus that constitutes part of the Form S-4 Registration Statement, filed under the Securities Act of 1933 with the Securities and Exchange Commission on June 18, 1998, Registration No. 333-57123 (the "Registration Statement"), which is incorporated herein by reference for all purposes.


Item 2.  Exhibits
         --------

     The securities described herein are to be registered on the New York Stock Exchange on which other securities of the Registrant are registered. Accordingly, the following Exhibits to this Form 8-A have been duly filed with the New York Stock Exchange:

     (1) Form of Articles Supplementary Establishing and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock for the 8.4% Series A Convertible Preferred Stock of Bradley Real Estate, Inc. incorporated by reference to Annex B to the Proxy Statement/Prospectus included in Part I of the Registration Statement on Form S-4 (File No. 333-57123).

     (2) Articles of Amendment and Restatement of Bradley Real Estate, Inc., incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K dated October 17, 1994.

     (3) Articles of Merger between Bradley Real Estate Trust and Bradley Real Estate, Inc., incorporated by reference to Exhibit 3.2 of the Registrant's Current Report on Form 8-K dated October 17, 1994.

     (4) Articles of Merger between Tucker Properties Corporation and Bradley Real Estate, Inc., incorporated by reference to Exhibit 3.3 of the Registrant's Annual Report on Form 10-K dated March 25, 1996.

     (5)   By-laws of Bradley Real Estate, Inc., incorporated by reference to
           Exhibit 3.3 of the Registrant's Current Report on Form 8-K dated October 17, 1994.

     (6) Specimen Certificate for shares of 8.4% Series A Convertible Preferred Stock, par value $.01 per share, of Bradley Real Estate, Inc. incorporated by reference to Exhibit 4.1 of the Registrant's registration statement on Form S-4 (File No. 333-57123).
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                                   SIGNATURE
                                   ---------


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   BRADLEY REAL ESTATE, INC.



                                   By: /s/ Thomas P. D'Arcy
                                       ---------------------------------------
                                       Thomas P. D'Arcy
                                       Chairman, President and Chief Executive
                                       Officer

Dated:  July 9, 1998
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                                  EXHIBIT LIST
                                  ------------

(1) Form of Articles Supplementary Establishing and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock for the 8.4% Series A Convertible Preferred Stock of Bradley Real Estate, Inc. incorporated by reference to Annex B to the Proxy Statement/Prospectus included in Part I of the Registration Statement on Form S-4 (File No. 333-57123).

(2) Articles of Amendment and Restatement of Bradley Real Estate, Inc., incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K dated October 17, 1994.

(3) Articles of Merger between Bradley Real Estate Trust and Bradley Real Estate, Inc., incorporated by reference to Exhibit 3.2 of the Registrant's Current Report on From 8-K dated October 17, 1994.

(4) Articles of Merger between Tucker Properties Corporation and Bradley Real Estate, Inc., incorporated by reference to Exhibit 3.3 of the Registrant's Annual Report on From 10-K dated March 25, 1996.

(5)  By-laws of Bradley Real Estate, Inc., incorporated by reference to Exhibit
     3.3 of the Registrant's Current Report on From 8-K dated October 17, 1994.

(6) Specimen Certificate for shares of 8.4% Series A Convertible Preferred Stock, par value $.01 per share, of Bradley Real Estate, Inc. incorporated by reference to Exhibit 4.1 of the Registrant's registration statement on Form S-4 (File No. 333-57123).